EXHIBIT 24








                       Independent Auditors' Consent




The Board of Directors
Sealed Air Corporation:


We consent to incorporation by reference in the Registration Statement No. 33-41734 on Form S-8, Registration Statement No. 33-47017 on Form S-3, Registration Statement No. 33-44529 on Form S-3, Registration Statement No. 33-66716 on Form S-3 and Registration Statement No. 33-68614 on Form S-3 of Sealed Air Corporation of our reports dated January 19, 1994, relating to the consolidated balance sheets of Sealed Air Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of earnings, shareholders' equity (deficit), and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993 which reports appear or are incorporated by reference in the December 31, 1993 annual report on Form 10-K of Sealed Air Corporation. Our report on the aforementioned consolidated financial statements refers to a change in the Company's method of accounting for income taxes.



                              s/KPMG PEAT MARWICK
                              KPMG Peat Marwick

Short Hills, New Jersey
March 22, 1994